Morgan Stanley Capital I, Inc.
Recipient Role
Deal Name
Schedule I
Series Number
Midland Role
Depositor
Morgan Stanley Capital I, Inc.
Series 2014C16
Special Servicer of the Arundel Mills & Marketplace, Marriott Philadelphia Downtown, and LaConcha Hotel & Tower loans under the MS 2014C15 PSA.
Depositor
Morgan Stanley Capital I, Inc.
Series 2014C15
Special Servicer
Special Servicer of the AmericasMart loan serviced the WFRBs 2013C18 PSA.
Depositor
Morgan Stanley Capital I, Inc.
Series 2014C14
Special Servicer of the AmericasMart loan under the WFRBS 2013C18 PSA.
Depositor
Depositor
Depositor
Morgan Stanley Capital I, Inc.
Series 2013C9
Morgan Stanley Capital I, Inc.
Series 2013C7
Morgan Stanley Capital I, Inc.
Series 2013C12
Master and Special Servicer
Master and Special Servicer
Special Servicer
Master and Special Servicer of the Burnham Center loan under the MSBAM 2013C10 PSA
Special Servicer of the Westfield Countryside loan under the MSBAM 2013C11 PSA
Depositor
Morgan Stanley Capital I, Inc.
Series 2013C10
Master and Special Servicer
Master and Special Servicer of the Milford Plaza Fee loan under the MSBAM 2013C9 PSA
Special Servicer of the Mall at Tuttle Crossing loan under the MSBAM 2013C11 PSA
Depositor
Depositor
Depositor
Depositor
Depositor
Depositor
Morgan Stanley Capital I, Inc.
Series 2012C6
Morgan Stanley Capital I, Inc.
Series 2012C5
Morgan Stanley Capital I, Inc.
Series 2012C5
Morgan Stanley Capital I, Inc.
Series 2012C4
Morgan Stanley Capital I, Inc.
Series 2011C3
Morgan Stanley Capital I, Inc.
Series 2007IQ15
Special Servicer
Primary Servicer
Special Servicer
Special Servicer
Special Servicer
Primary Servicer

PNC
REAL ESTATE
MIDLAND LOAN SERVICES
ANNUAL STATEMENT OF COMPLIANCE
of
PNC BANK, NATIONAL ASSOCIATION
d/b/a MIDLAND LOAN SERVICES
Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on
Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland
Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:
1.
A review of the Servicer's activities during the calendar year 2014 (the "Reporting
Period") and of its performance under the Agreement has been made under the undersigned officer's supervision; and
2.
To the best of the undersigned officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.
Dated: March 1, 2015
PNC Bank, National Association
d/b/a Midland Loan Services
/s/
Steven W. Smith
Steven W. Smith
Executive Vice President
Member of The PNC Financial Services Group
10851 Mastin Boulevard Overland Park, Kansas 66210
800-327-8083
www.pnc.com/midland